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                                                              Exhibit (j) 1.


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use of our report dated September 29, 2000 on the financial statements and financial highlights of SM&R Government Bond Fund, SM&R Primary Fund, SM&R Tax Free Fund, and SM&R Money Market Fund, each a series of shares of SM&R Investments Inc. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which appears in the Statement of Additional Information filed in the Post-Effective Amendment to the Registration Statement on Form N-1A of SM&R Investments, Inc.

     We consent to the use of our report dated January 28, 2000 on the financial statements and financial highlights of SM&R Growth Fund, Inc., SM&R Equity Income Fund, Inc., and SM&R Balanced Fund, Inc. Such financial statements and financial highlights appear in the Annual Report to Shareholders dated December 31, 1999, which appears in the Statement of Additional Information filed in the Post-Effective Amendment to the Registration Statement on Form N-1A of SM&R Growth Fund, Inc., SM&R Equity Income Fund, Inc. and SM&R Balanced Fund, Inc.

     We also consent to the references to our Firm in the Registration Statement and Prospectus.

                                TAIT, WELLER & BAKER

Philadelphia, PA
December 21, 2000